      Exhibit 24

Know all by these presents, that the undersigned, Carintia Martinez, hereby constitutes and appoints each of Bernie Blegen and Saria Tseng, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) Complete and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of Monolithic
Power Systems, Inc. (the "Company"), Forms ID, 3, 4, and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor laws and regulations, as consequence of the undersigned's ownership, acquisition or disposition of securities of the
Company;
(2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms or amendment thereto and timely file such forms with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority;
and
(3) Take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, and 5 with respect to the undersigned's holdings of and transaction in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day of May 27, 2021.

/s/ Carintia Martinez
Carintia Martinez
Print Name of Reporting Person